UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

RICHMOND BROTHERS, INC.

RBI PRIVATE INVESTMENT I, LLC

RBI PRIVATE INVESTMENT II, LLC

RBI PI MANAGER, LLC

RICHMOND BROTHERS 401(K) PROFIT SHARING PLAN

DAVID S. RICHMOND

MATTHEW J. CURFMAN

NORMAN J. RAVICH IRREVOCABLE TRUST

NORMAN AND SALLY RAVICH FAMILY TRUST

ALEXANDER COLEMAN RAVICH 1991 IRREVOCABLE TRUST

ALYSSA DANIELLE RAVICH 1991 IRREVOCABLE TRUST

MARK H. RAVICH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Richmond Brothers, Inc. and Mark H. Ravich, together with the other participants named herein (collectively, “Richmond Brothers”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Richmond Brothers’ highly-qualified director nominee to the Board of Directors of Rockwell Medical, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 26, 2017, Richmond Brothers issued the following press release, which was also posted by Richmond Brothers to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com:

All Three Major Proxy Advisory Firms Recommend Election of Mark H. Ravich to Rockwell Medical Board

ISS, Glass Lewis and Egan Jones Have Now All Recommended That Shareholders Vote on the BLUE Proxy Card

Leading Independent Proxy Firms Endorse Mark H. Ravich for the Rockwell Board

JACKSON, Mich. & ST. LOUIS PARK, Minn. (May 26, 2017) – Richmond Brothers, Inc., a Michigan-based SEC registered investment advisor and wealth management firm that is the largest beneficial owner of Rockwell Medical, Inc. (NASDAQ: RMTI) (“Rockwell” or the “Company”), and Mark H. Ravich, who together with their affiliates beneficially own nearly 6.1 million shares, or 11.7% of the Company’s outstanding common stock, today announced that Egan-Jones Proxy Services (“Egan Jones”) has recommended that Rockwell shareholders vote on the BLUE proxy card to elect highly-qualified nominee Mark H. Ravich to the Board.

Following this recommendation, all three leading proxy advisory firms – Institutional Shareholder Services Inc. (“ISS”), Glass, Lewis & Co., LLC (“Glass Lewis”) and Egan Jones have demonstrated support for Richmond Brothers’ and Mark Ravich’s case for change at Rockwell. To follow these recommendations, Rockwell shareholders should NOT vote on the Company’s white proxy card.

Egan Jones highlighted Mark H. Ravich’s impressive past experience and qualifications and recommended that shareholders vote on the BLUE proxy card, saying:

•	“We believe that Mark Ravich, if elected, will make significant contributions to the Company as evident in his skills, experience and qualifications. Specifically, we take note of Mr. Ravich decades of experience in the field of medical devices coupled with his past executive posts in public companies. We believe that Mr. Ravich possesses the right mix of attributes that will ignite change in the boardroom…As such, the nominee appears qualified and we recommend that clients vote FOR the dissident shareholders’ nominee on the BLUE proxy card.”[1]

1 Permission to quote from the Egan Jones, ISS and Glass Lewis reports was neither sought nor obtained. Emphases have been added by Richmond Brothers / Mark Ravich.

Egan Jones also expressed concern for the Company’s lack of ‘pay for performance’ structure, and more broadly, Rockwell’s poor corporate governance structure, noting:

•	“We are concerned that despite of the Company’s underperformance and negative returns, the Compensation Committee still approved the increase in Mr. Chioini’s base salary. This depicts, we believe, the lack of pay for performance culture in the compensation practices of the Company.”

•	“[W]e believe that shareholders cannot support the current compensation policies put in place by the Company’s directors. Furthermore, we believe that the Company’s compensation policies and procedures are not effective or strongly aligned with the long-term interest of its shareholders. Therefore, we recommend a vote AGAINST [the Advisory Vote on Executive Compensation].”

Both ISS and Glass Lewis expressed similar concerns about corporate governance, underperformance and a lack of transparency at Rockwell. They also acknowledged that Ravich would bring a much needed, fresh perspective to the Rockwell Board, recommending that shareholders vote on the Blue proxy card:

•	ISS noted: “Given Rockwell's prolonged underperformance, ineffective communication with its shareholders, and persistent governance and compensation issues, additional shareholder oversight on the board appears to be a more urgent need than added industry sector expertise. Dissident nominee Ravich brings a strong, direct financial interest in improving shareholder value. Therefore, votes FOR dissident nominee Ravich on the BLUE card are warranted.”
•	Glass Lewis said: “In lieu of the status quo, then, investors have been presented a compelling opportunity to effect the type of incremental change that stands to improve both the Company's disclosure regime and corporate governance protocols, in each case without vacating the strategic and operational knowledge vested in the incumbent board. Accordingly, we recommend shareholders vote FOR Nominee Ravich using the Dissident's BLUE proxy card.”

David S. Richmond, Chairman of Richmond Brothers, Inc., and Mark H. Ravich said, “The overwhelming support we have received from each of the three independent leading proxy advisory firms validates our position that Mark is right for the Rockwell Board. These three recommendations all concur with our view that the Company’s Board urgently needs a fresh perspective in order to put Rockwell on a path to long-term value creation. We look forward to continuing to make our case for change to shareholders in advance of the Company’s annual meeting.”

For more information, and to see other communications and filings from Richmond Brothers and Mark H. Ravich, visit this link: http://www.richmondbrothers.com/time-for-action-at-rmti.

Voting withhold on Rockwell’s nominee on the white proxy card is not the same as voting for Mark H. Ravich on the BLUE proxy card. If you have voted a white proxy card, you have every right to change your vote by voting a later dated BLUE proxy card today. You may vote by internet or telephone by following the instructions on the form you have been provided.

FOLLOW THE ISS, GLASS LEWIS AND EGAN JONES RECOMMENDATIONS AND VOTE THE BLUE PROXY CARD TO ELECT MARK H. RAVICH TODAY

If you have any questions, or require assistance with your vote, please contact Saratoga Proxy Consulting LLC, toll- free at (888) 368-0379, call direct at (212) 257-1311 or email: info@saratogaproxy.com

About Richmond Brothers, Inc.

Richmond Brothers, Inc. is an SEC registered investment advisor and wealth management firm founded in 1994.

About Mark H. Ravich

Mark H. Ravich is a private investor and currently serves as President of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998.

Shareholder Contact

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com

Media Contact

Sloane & Company

Joe Germani / Jaimee Pavia, 212-486-9500

jgermani@sloanepr.com / jpavia@sloanepr.com